Exhibit 99.1

AGREEMENT

This AGREEMENT (“Agreement”) is made this 14th day of December, 2020 by and between Information Analysis Incorporated, a Virginia corporation (the “Company”), and Sandor Rosenberg (“Rosenberg”).

WHEREAS, since the incorporation of the Company, Rosenberg has served as President and Chief Executive Officer and upon the Company undertaking a public offering was appointed the chairman of the Company;

WHEREAS, Rosenberg has announced his desire to retire and resign as President, Chief Executive Officer and Chairman of the Board of Directors (while remaining a director) effective as of December 31, 2020;

WHEREAS, the Company, acting through its board of directors (the “Board”) has determined it is in the best interests of the Company to make certain that Rosenberg is available through December 31, 2021 to the Company to provide, upon request, advisory services in connection with the business and affairs of the Company;

WHEREAS, to assure Rosenberg’s availability as well as to recognize Rosenberg’s years of service with the Company, the Board has agreed, subsequent to Rosenberg’s resignation, to maintain Rosenberg’s current compensation in effect through December 31, 2021; and

WHEREAS, the Company and Rosenberg desire to set forth herein the terms upon which Rosenberg will be employed by the Company throughout 2021.

NOW, THEREFORE, the parties hereto, intending legally to be bound agree as follows

1.     Resignation. Upon execution of this Agreement, Rosenberg shall be deemed to have tendered his irrevocable resignation as President, Chief Executive Officer and Chairman of the Company, such resignation to be deemed effective as of the close of business on December 31, 2020; provided, however, if a successor chief executive officer commences employment prior to December 31, 2020, Rosenberg’s resignation shall take effect upon such commencement. Notwithstanding any such resignation prior to December 31, 2020, Rosenberg’s current compensation and benefits shall continue in effect through December 31, 2020. Until such resignation takes effect, Rosenberg shall continue to serve as President, Chief Executive Officer and Chairman. During this period, Rosenberg will consult with the Board before undertaking any significant financial commitment on behalf of the Company.

2.     Continuing Assistance. Throughout 2021, Rosenberg agrees to make himself available to respond to questions and provide whatever additional advisory services the Company’s executive officers may reasonably request, provided, Rosenberg shall not be required to devote more than forty (40) hours per month thereto.

3.     Compensation and Benefits. In consideration of Rosenberg’s providing such services, the Company will continue to compensate Rosenberg at his current compensation level of $142,000 per annum through December 31, 2021. Such compensation shall be paid in accordance with the Company’s standard payroll practices to its employees. Since commencing on January 1, 2021, Rosenberg will not qualify for health care benefits under the Company’s group health insurance plan, the Company will pay to Rosenberg any additional out of pocket expenses Rosenberg incurs to obtain Medicare health care insurance, including any Medicare supplemental coverage for Rosenberg and his wife, and including health insurance or supplemental coverage for his dependents, up to the amount the Company would have paid had Rosenberg continued employment on a fulltime, or substantially fulltime, basis. In addition, the Company will pay or reimburse any other out-of-pocket medical expenses Rosenberg, his wife, or his son incur in 2021 to the same extent such payments or reimbursements would have been made had Rosenberg remained as a fulltime employee of the Company. Any and all other benefits Rosenberg has received will cease and terminate, including any vacation accruals and paid time off, other than participation in the Company’s 401(k) plan, including the Company match, group term life insurance, and long-term care insurance, provided Rosenberg still qualifies to receive all of such benefits. The Company will pay Rosenberg the balance of his existing vacation accrual balance as of December 31, 2020 with his first payment of salary in January, 2021.

4.     Death or Disability. The compensation provided herein for Rosenberg and the benefits his wife and dependents would have received as Rosenberg’s family shall continue through December 31, 2021 notwithstanding Rosenberg’s death or disability.

5.     Release by Rosenberg. In exchange for, and in consideration of, the payments, benefits, and other commitments described herein, Rosenberg, acting for himself, Rosenberg’s spouse, and their respective heirs, estates, representatives, executors, successors and assigns (all encompassed in the term “Rosenberg”), hereby fully, forever, irrevocably, and unconditionally release and discharge the Company, its shareholders, affiliates, employee benefit plans, employee benefit plan fiduciaries, insurers of employee benefits, and its officers, directors, employees, agents, attorneys, administrators, representatives, successors, assigns, and all persons acting by, through, under, or in concert with the Company (collectively referred to hereinafter as the “Released Parties”), from any and all claims of whatever kind and nature, character, and description, whether in law or equity, whether sounding in tort, contract or other common law or arising out of any federal, state, and/or local law, statute, ordinance, regulation, guidance, opinion, interpretation, caselaw, or other source of law, which Rosenberg may have against any of the Released Parties, including any and all claims arising out of and/or in any way related to Rosenberg’s employment with the Company, or the circumstances of his retirement from that employment, which could have arisen out of any act or omission occurring from the beginning of time to the date of this Agreement, whether now known or unknown, contingent or vested, whether anticipated or unanticipated, asserted or unasserted, at the time of execution of this Agreement or not, for any type of relief, including, without limitation, any and all claims, charges, grievances, causes of action, lawsuits or other actions of any kind seeking to recover or be awarded any form of compensation, benefits, damages, unpaid costs or reimbursements, penalties (including late payment penalties), liquidated damages, punitive damages, interest, attorneys’ fees, litigation costs, restitution, or injunctive or other equitable relief. This release includes, to the fullest extent permissible under applicable federal, state, and local laws and regulations, but is not limited to, any and all claims brought or that could be brought under any agreement between the Company and Rosenberg (except for this Agreement), claims arising from or dependent on the statutory and/or common law of the Commonwealth of Virginia as well as any and all claims brought or that could be brought pursuant to or under any federal statute, law or regulatory authority.

 6.     Release by the Company. The Company acting for itself, its officers, directors, shareholders, employees and agents hereby fully, forever, irrevocably, and unconditionally releases and discharges Rosenberg, his heirs, successors, administrators and assigns, and all persons acting by, through, under, or in concert with them from any and all claims of whatever kind and nature, character, and description, whether in law or equity, whether sounding in tort, contract or other common law or arising out of any federal, state, and/or local law, statute, ordinance, regulation, guidance, opinion, interpretation, caselaw, or other source of law, which the Company may have against Rosenberg, including any and all claims arising out of and/or in any way related to Rosenberg’s employment with the Company, which could have arisen out of any act or omission occurring from the beginning of time to the date of this Agreement, whether now known or unknown, contingent or vested, whether anticipated or unanticipated, asserted or unasserted, at the time of execution of this Agreement or not, for any type of relief, including, without limitation, any and all claims, charges, grievances, causes of action, lawsuits or other actions of any kind seeking to recover or be awarded any form of damages, costs or reimbursements, penalties (including late payment penalties), liquidated damages, punitive damages, interest, attorneys’ fees, litigation costs, restitution, or injunctive or other equitable relief.

 7.     Indemnification.      The Company hereby agrees to hold harmless and indemnify Rosenberg in his capacity as a director of the Company and as an officer or employee to the fullest extent permitted by law, as such may be amended from time to time. In furtherance of the foregoing indemnification, and without limiting the generality thereof:

(a)     Proceedings Other Than Proceedings by or in the Right of the Company. Rosenberg shall be entitled to the rights of indemnification provided in this Section 7 if, by reason of his Corporate Status (as hereinafter defined), Rosenberg is, or is threatened to be made, a party to or participant in any Proceeding (as hereinafter defined) other than a Proceeding by or in the right of the Company. Pursuant to this Section 7, Rosenberg shall be indemnified against all Expenses (as hereinafter defined), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him, or on his behalf, in connection with such Proceeding or any claim, issue or matter therein, if Rosenberg acted in good faith and in a manner Rosenberg reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal Proceeding, had no reasonable cause to believe Rosenberg’s conduct was unlawful.

(b)     Proceedings by or in the Right of the Company. Rosenberg shall be entitled to the rights of indemnification provided in this Section 7 if, by reason of his Corporate Status, Rosenberg is, or is threatened to be made, a party to or participant in any Proceeding brought by or in the right of the Company. Pursuant to this Section 7, Rosenberg shall be indemnified against all Expenses actually and reasonably incurred by Rosenberg, or on Rosenberg’s behalf, in connection with such Proceeding if Rosenberg acted in good faith and in a manner Rosenberg reasonably believed to be in or not opposed to the best interests of the Company; provided, however, if applicable law so provides, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Rosenberg shall have been adjudged to be liable to the Company unless and to the extent that a court of competent jurisdiction shall determine that such indemnification may be made.

(c)     Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that Rosenberg is, by reason of his Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, he shall be indemnified to the maximum extent permitted by law, as such may be amended from time to time, against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If Rosenberg is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Rosenberg against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

8.     Definitions. For purposes of Section 7, the following terms shall have the meanings assigned thereto:

(a)     “Corporate Status” describes the status of a person who is or was a director of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving at the express written request of the Company.

(b)     “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a Proceeding, or responding to, or objecting to, a request to provide discovery in any Proceeding. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding and any federal, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, including without limitation the premium, security for, and other costs relating to any cost bond, supersede as bond, or other appeal bond or its equivalent. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(c)     “Proceeding” includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Company or otherwise and whether civil, criminal, administrative or investigative, in which Indemnitee was, is or will be involved as a party or otherwise, by reason of his Corporate Status, by reason of any action taken by him or of any inaction on his part while acting in his Corporate Status; in each case whether or not he is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement; including one pending on or before the date of this Agreement, but excluding one initiated by Rosenberg pursuant to Section 7 of this Agreement to enforce his rights under this Agreement.

9.      Cooperation. In the event that the Company requires any information or testimony from Rosenberg in connection with any claim made against the Company, or any claims made by the Company against persons or entities not party to this Agreement, Rosenberg agrees to cooperate fully with, and without cost to, the Company, including: (a) appearing at any deposition, trial, hearing or arbitration; (b) meeting telephonically or in person with attorneys or agents designated by the Company, at a reasonable time and place, prior to the giving of testimony, for the purpose of discussing such testimony; and (c) providing the Company with any relevant documentation in Rosenberg’s custody, control or possession. The Company will, however, pay for or reimburse Rosenberg for any reasonable expenses Rosenberg incurs in connection with such cooperation, provided the Company has agreed in advance to such expenses.

10.      Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. Further, the invalidity or unenforceability of any provision hereof as to Rosenberg shall in no way affect the validity or enforceability of any provision hereof as to the other. In the event any provision hereof conflicts with any applicable law, such provision shall be deemed modified, consistent with the aforementioned intent, to the extent necessary to resolve such conflict.

11.     Modification and Waiver. No supplement, modification, termination or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

12.     Costs of Enforcement. If any party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings, the non-prevailing party shall pay all costs and expenses incurred.

13.     Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. This Agreement may also be executed and delivered by facsimile or other electronic signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14.     Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

15.     Governing Law and Consent to Jurisdiction. This Agreement and any controversy arising out of or relating to this Agreement shall be governed by, and construed in accordance with, the internal laws of the Commonwealth of Virginia, without regard to conflict of law principles that would result in the application of any law other than the law of the Commonwealth of Virginia. The Company and Rosenberg hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the state courts located in and for Fairfax County, Virginia (the “Virginia Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Virginia Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the Virginia Court, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Texas Court has been brought in an improper or inconvenient forum.

16.     WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

[Signatures Appear on the Following Page]

INFORMATION ANALYSIS
INCORPORATED

By:	/s/ Stanley A. Reese
Stanley A. Reese
Senior Vice President and
Chief Operating Officer

Sandor Rosenberg

/s/ Sandor Rosenberg